Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of FONAR Corporation and Subsidiaries on Form S-8 File No. 333-168771 of our report dated September 27, 2024, with respect to our audits of the consolidated financial statements of FONAR Corporation and Subsidiaries as of June 30, 2024 and 2023 and for the two years ended June 30, 2024, which report is included in this Annual Report on Form 10-K of FONAR Corporation and Subsidiaries for the year ended June 30, 2024.

/s/ Marcum llp

Marcum llp

New York, NY

September 27, 2024